SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) APRIL 23, 2002
                                                          --------------


                              COASTAL BANCORP, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


          TEXAS                         0-24526               76-0428727
(State or other jurisdiction     (Commission File Number)   (IRS Employer
     of  incorporation)                                   Identification  No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS . . . .            77057
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(Address of Principal executive offices) . . . . .       (Zip Code)
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Registrant's telephone number including area code.   (713) 435-5000
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(Former name or former  address, if changed since last report)   Not applicable
                                                                 --------------



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ITEM  5. OTHER  EVENTS.
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     On  April  25, 2002 Coastal Bancorp, Inc. ("Coastal") announced that it has entered into a transaction that will complete its previously authorized stock repurchase plan. Under the repurchase plan, management had the authority to repurchase up to a total of 2,500,000 shares of its common stock. On April 23, 2002, Coastal agreed to repurchase the final 500,000 shares under the plan from James C. Niver, a director of the company, for $30.00 per share, to settle on or about June 30, 2002.

Coastal through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100% of the voting stock of the Bank, a Texas-chartered state savings bank headquartered in Houston.

ITEM  7. FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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     (a)     Financial  Statements
             ---------------------
             No  financial  statements  are  required.

     (b)     Pro  Forma  Financial  Information
             ----------------------------------
             No  pro  forma  financial  information  is  required.

     (c)     Exhibits
             --------
             No.        Description
             ---        -----------
             99          Press  Release,  dated  April  25,  2002

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


     /s/  Catherine  N.  Wylie          Date:  April  26,  2002
     -------------------------
     by:  Catherine  N.  Wylie
     Sr.  Executive  Vice  President/
     Chief  Financial  Officer






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                              COASTAL BANCORP, INC.




                                   EXHIBIT 99


              PRESS RELEASE OF THE REGISTRANT DATED APRIL 25, 2002

                                  NEWS  RELEASE

                              FOR IMMEDIATE RELEASE

            COASTAL BANCORP, INC. EXECUTED AN AGREEMENT TO REPURCHASE
                       500,000 SHARES OF ITS COMMON STOCK


HOUSTON (April 25, 2002) - Coastal Bancorp, Inc. (NASDAQ: CBSA) today announced that it has entered into a transaction that will complete its previously authorized stock repurchase plan. Management had authority to repurchase up to a total of two million five hundred thousand (2.5 million) shares of its common stock. On April 23, 2002 the company agreed to repurchase the final five hundred thousand (500,000) shares under that authorization from James C. Niver, a director of the company.
     The purchase price of thirty dollars ($30.00) per share represented approximately a five percent (5%) discount to the price at market close on April 23rd. Book value and tangible book value per common share at March 31, 2002 were $21.91 and $18.61, respectively. Settlement will occur on or about June 30, 2002.
      At March 31, 2002, Coastal had total assets of approximately $2.5 billion, deposits of approximately $1.6 billion, preferred stock (Series A) of Coastal Banc ssb of approximately $28.8 million, Series A Cumulative Preferred Stock of $27.5 million and common stockholders' equity of approximately $132.4 million.

The  Company
------------
     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 50 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit the Company's website at www.coastalbanc.com (which is not part of this release).

Notice  under  the  Private  Securities  Litigation  Reform  Act  of  1995
--------------------------------------------------------------------------
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of the company, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in Coastal Bancorp, Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward looking statement.
                                     - End -